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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
COMMUNICATIONS SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNICATIONS SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 17, 2001

    Notice is hereby given that the Annual Meeting of Shareholders of Communications Systems, Inc. (the "Company") will be held at Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota 55344, on Thursday, May 17, 2001 beginning at 3:00 p.m., Central Daylight Time, for the following purposes:

  1.
  To elect two (2) directors to hold office until the 2004 Annual Meeting of Shareholders or until their successors are elected and to amend the Company's bylaws to reduce the size of the Board of Directors to eight (8) directors.

  2.
  To consider and act upon a proposal to ratify and approve an amendment to the Company's 1990 Stock Option Plan for Nonemployee Directors to increase the number of shares authorized to be issued under such plan by 100,000 shares to 300,000 shares.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 23, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors

                      Richard A. Primuth,
                       Secretary

Hector, Minnesota
April 12, 2001

    TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

IF YOU EXPECT TO ATTEND THE MEETING, WE RECOMMEND YOU CALL 1-800-852-8662
FOR DIRECTIONS TO TRANSITION NETWORKS, INC.'S OFFICES.

COMMUNICATIONS SYSTEMS, INC.
213 South Main Street
Hector, Minnesota 55342
(320) 848-6231

PROXY STATEMENT

    This Proxy Statement is furnished to the shareholders of Communications Systems, Inc. ("CSI" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota 55344, on Thursday, May 17, 2001, beginning at 3:00 p.m. or at any adjournment or adjournments thereof. The cost of this solicitation will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

    Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted by the persons designated as proxies in favor of the matters indicated. In the event any other matters which properly come before the meeting require a vote of shareholders, the persons named as proxies will vote in accordance with their judgment on such matters. The Company's corporate offices are located at 213 South Main Street, Hector, Minnesota 55342, and its telephone number is (320) 848-6231. The mailing of this Proxy Statement to shareholders of the Company commenced on or about April 12, 2001.

    The total number of shares outstanding and entitled to vote at the meeting on March 23, 2001 was 8,307,209 shares of $.05 par value Common Stock. Only shareholders of record at the close of business on March 23, 2001 will be entitled to vote at the meeting. Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

    Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on any particular item of business would not constitute a quorum for the transaction of business at the meeting, then that item must be approved by holders of a majority of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated at the meeting to determine whether or not a quorum is present. Abstentions on a particular item of business will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining approval of the matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the number of shares of the Company's Common Stock owned by each person known by the Company to own of record or beneficially five percent (5%) or more of the Company's Common Stock and all officers and directors of the Company as a group using information available as of March 23, 2001.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Curtis A. Sampson 213 South Main Street Hector, MN 55342	1,649,240	(1)	19.9%
Putnam Investments, Inc. Putnam Advisory Company, Inc. One Post Office Square Boston, MA 02109	707,594		8.5%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue Santa Monica, CA 90401	466,300		5.6%
Paul N. Hanson 213 South Main Street Hector, MN 55342	510,463	(2)	6.1%
John C. Ortman 1506 17th Street Lawrenceville, IL 62439	543,350		6.5%
All directors and executive officers as a group (16 persons)	2,645,868	(2)	31.9%

(1)
Includes 13,898 shares owned by Mr. Sampson's spouse, as to which beneficial ownership is disclaimed, 124,500 shares which may be purchased within 60 days from the date hereof pursuant to outstanding stock options, and 335,608 shares owned by the Communications Systems, Inc. Employee Stock Ownership Plan ("CSI ESOP") of which Mr. Sampson is a Trustee and 18,267 shares of Company common stock owned by the Hector Communications Corporation Employee Stock Ownership Plan ("Hector ESOP") of which Mr. Sampson is a Trustee. Mr. Sampson disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the 23,312 shares allocated to his account as of December 31, 2000.

(2)
Includes 1,411 shares owned by Mr. Hanson's spouse, as to which beneficial ownership is disclaimed, 82,500 shares which may be purchased within 60 days from the date hereof pursuant to outstanding stock options, 335,608 shares owned by the CSI ESOP of which Mr. Hanson is a Trustee and 18,267 shares of Company Stock owned by the Hector ESOP of which Mr. Hanson is a Trustee. Mr. Hanson disclaims any beneficial ownership of shares owned by the CSI ESOP and the Hector ESOP in excess of the 10,260 shares allocated to this account on December 31, 2000.

(3)
Includes 1,710,289 shares owned by officers and directors as a group directly, 74,218 shares held by their respective spouses, 462,105 shares which may be purchased by directors and officers within

  60 days from the date hereof pursuant to outstanding stock options, 335,608 shares owned by the CSI ESOP and 18,267 shares of Company common stock owned by the Hector ESOP. Messrs. Curtis A. Sampson, Wayne E. Sampson and Paul N. Hanson serve as Trustees of the CSI ESOP and Mr. Curtis A. Sampson and Mr. Paul N. Hanson serve as Trustees of the Hector ESOP; except for shares allocated to the respective accounts of Mr. Curtis Sampson and Mr. Paul N. Hanson, Messrs. Sampson, Sampson and Hanson disclaim beneficial ownership of the shares held by such ESOPs.

ELECTION OF DIRECTORS

PROPOSAL 1

    The Board of Directors is presently comprised of ten director positions, divided into three classes, with each class of directors serving staggered three-year terms. The Board of Directors has nominated and recommends for reelection as directors Messrs. Curtis A. Sampson and Gerald D. Pint, who currently serve as directors and are each being renominated for a three year term expiring in 2004. Mr. Joseph A. Parris will be retiring from his position at the expiration of his term at the annual meeting and therefore is not being nominated for reelection. In addition, Mr. Edward E. Strickland, serving a term of office expiring in 2003, resigned his position as director for the Company. No nominee is being submitted to fill either of these positions at this time and the resolution proposing the two Board of Director nominees will also provide for amending the Bylaws of the Company to reduce the size of the Board to eight directors and to reduce the class of directors with terms ending in 2003 and 2004 to three each. The Board of Directors believes that each nominee named below will be able to serve, but should a nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

    Information regarding the nominees and other directors filling unexpired terms is set forth on the following page, including information regarding their principal occupations currently and for the preceding five years. Ownership of Common Stock of the Company is given as of March 23, 2001. To the best of the Company's knowledge, unless otherwise indicated below, the persons indicated possess sole voting and investment power with respect to their stock ownership.

Name and Age	Principal Occupation And other Directorships	Director Since	Year Current Term Expires	Amount of Common Stock Ownership		Percent of Outstanding Common Stock
Election for Terms Expiring in 2004
Curtis A. Sampson† (67)	Chairman of the Board, President and Chief Executive Officer of the Company; Chairman of the Board of Hector Communications Corporation (independent telephone companies); Chairman of the Board of Canterbury Park Holding Corporation (thoroughbred racetrack).	1969	2001	1,649,240	(4)	19.9%
Gerald D. Pint (65)	Telecommunications Consultant since September 1993. Prior thereto Group Vice President, Telecom Systems Group, 3-M Company, 1989-1993. Director of Norstan, Inc. (telecommunications equipment and service company) and Inventronics Ltd. (telecommunications equipment company).	1997	2001	10,000	(6)	.1%
Directors Serving Unexpired Terms
Edwin C. Freeman (45)	Vice President and General Manager, Bro-Tex, Inc. (paper and cloth wiper products, and fiber product recycler) since March 1992.	1988	2002	32,100	(7)	.4%
Luella Gross Goldberg (64)	Trustee, University of Minnesota Foundation since 1975; Chair, from 1996 to 1998. Trustee Emerita of Wellesley College since 1996; Trustee, 1978 to 1996. Director, TCF Financial Corporation, NRG Energy, Hormel Foods Corporation and ING Group.	1997	2002	14,000	(5)	.2%
Randall D. Sampson† (43)	Chief Executive Officer of Canterbury Park Holding Corporation (thoroughbred race track).	1999	2002	65,724	(9)	.8%

Paul J. Anderson (69)	Private Investor.	1975	2003	178,618	(1)	2.2%
Wayne E. Sampson† (71)	Management consultant; Director of Hector Communications Corporation (independent telephone companies).	1981	2003	32,450	(2)	.4%
Frederick M. Green (58)	Chairman of the Board, President and Chief Executive Officer of Ault Incorporated (power conversion products).	1996	2003	12,000	(3)	.1%

†
W.E. Sampson and C.A. Sampson are brothers, and R.D. Sampson is the son of C.A. Sampson.

(1)
Includes 30,309 shared owned by Mr. Anderson's wife, as to which beneficial ownership is disclaimed, and 22,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options. Mr. Anderson has received a loan from the corporation of $82,884 which bears interest at 8% per annum, is payable on demand and is secured by an airplane.

(2)
Includes 14,150 shares owned by Mr. Sampson directly, 300 shares owned by his spouse, as to which beneficial ownership is disclaimed, 355,608 shares owned by the CSI ESOP of which Mr. Sampson is a Trustee and 18,000 shares which may be purchased pursuant to outstanding and presently exercisable stock options. Mr. Sampson disclaims any beneficial ownership of the shares owned by the CSI ESOP.

(3)
Includes 12,000 shares that may be purchased pursuant to currently exercisable stock options.

(4)
See footnote 1 under "Security Ownership of Certain Beneficial Owners and Management."

(5)
Includes 10,000 shares that may be purchased pursuant to currently exercisable stock options.

(6)
Includes 10,000 shares that may be purchased pursuant to currently exercisable stock options.

(7)
Includes 2,100 shares owned by Mr. Freeman's spouse, as to which beneficial ownership is disclaimed, and 22,000 shares that may be purchased pursuant to outstanding and presently exercisable stock options.

(8)
Includes 36,524 shares owned by Mr. Sampson directly and 26,200 shares owned by his children as to which beneficial ownership is disclaimed and 3000 shares which may be purchased pursuant to outstanding and presently exercisable stock options.

Information Regarding Board and Board Committees

    The Board of Directors met eight times during 2000. Each director nominee and continuing director attended at least 75% of the 2000 meetings of the Board and each committee on which such director served.

    All directors, other than Curtis A. Sampson, receive a monthly retainer of $750, plus $600 for each Board meeting and $500 for each committee meeting attended. Messrs. Freeman, Wayne E. Sampson and

Pint, in consideration for their additional services as members of the Executive Committee, are paid an additional monthly retainer of $250. Mr. Curtis A. Sampson received no additional cash compensation for service on the Board.

    Presently, each non-employee member of the Board of Directors receives at the time of the annual meeting of the shareholders an option to purchase 3,000 shares of the Company's Common Stock. Each director's option is granted at a price equal to the fair market value of the Company's Common Stock on the date of grant exercisable over a ten-year period beginning six months after the date the option is granted.

    The Company has an Audit Committee, currently consisting of Messrs. Paul J. Anderson, Edwin C. Freeman and Luella Gross Goldberg, which met twice during the last fiscal year. The Audit Committee recommends to the full Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants, as well as the internal accounting controls of the Company

    The Company has a Compensation Committee currently consisting of Luella Gross Goldberg, Frederick M. Green, Gerald D. Pint and Wayne E. Sampson. The Compensation Committee met twice during the last fiscal year.

PROPOSAL 2

APPROVAL OF AN INCREASE IN AUTHORIZED SHARES UNDER
THE COMPANY'S 1990 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

Introduction

    The Shareholders of the Company approved the Communications Systems, Inc. 1990 Stock Option Plan for Nonemployee Directors (the "Director Option Plan") on May 15, 1990. As adjusted for a stock split in 1993, the Director Option Plan authorized the issuance of up to 200,00 shares of the Common Stock pursuant to options granted automatically to non-employee directors of the Company concurrent with each annual shareholders meeting if such director is elected or re-elected at the annual shareholders meeting or continues in office following the annual shareholders meeting. In 2000, the Board of Directors amended, and the shareholders approved, an increase in the number of stock options granted to non-employee directors under the Director Option Plan on an annual basis from 2,000 to 3,000.

    The purpose of the Director Option Plan is to more effectively link the compensation of directors to the success of the Company and to provide an additional incentive to attract and retain qualified individuals to serve on the Board of Directors.

Amendment to Director Option Plan to Increase Authorized Shares

    As noted above, the Board of Directors has amended the Director Option Plan, subject to shareholder approval, to increase the number of shares authorized to be issued under the Plan from 200,000 to 300,000. The Board of Directors believes that this increase in the number of authorized shares to be issued under the Director Option Plan is necessary in order for the Company to continue to grant stock options in accordance with the terms of the Plan.

Summary of Terms of Director Option Plan

    Currently the Director Option Plan provides an automatic grant of options to purchase 3,000 shares of Common Stock annually to each non-employee director concurrent with the annual shareholder meeting of the Company at an option exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The Director Option Plan is administered by the Board of Directors. No more than 200,000 shares may be issued under the Director Option Plan.

    The options are exercised as to all or any part of the shares subject to the option beginning six months after the date the option is granted. The term of the option is ten years from the date of grant which term does not expire upon termination of service as a director.

    The Board of Directors may not reduce the option exercise price below the fair market value at the time of grant. The option price is subject to an adjustment upon certain events including any increase or decrease in the number of issued shares of Common Stock of the Company resulting from subdivision or consolidation of shares or any other similar capital adjustments, the payment of a stock dividend or other increase or decrease in shares effective without receipt of consideration by or a merger or consolidation of the Company or distribution of shares of another corporation as a stock dividend.

Federal Income Tax Consequences

    Options issued under the Director Option Plan are considered non-qualified stock options under U.S. tax law. An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. If, however, an optionee is subject to Section 16(b) of the Securities Exchange Act of 1934 (i.e., is an executive officer, director or 10% shareholder of the Company) and the optionee exercises the option within six months after the date the option was granted, he or she will not realize reportable compensation income until six months after the grant of the non-qualified stock option (subject to the right of the optionee to elect to be taxed at the time of exercise). In the event realization of the income is deferred, the amount of the optionee's compensation income will be equal to the difference between the aggregate option price and the fair market value of the stock on the date immediately preceding the sixth month anniversary of the date of grant. The Company is entitled to a tax deduction to the extent and at the time, that the participant realizes compensation income.

Shareholder Approval

    The affirmative vote of a majority of the outstanding shares of the Company's Common Stock voting at the annual shareholders meeting in person or by proxy is required for approval of the proposed amendment of the Director Option Plan.

    The Board of Directors recommends a vote "FOR" approval of the amendment of the Director Option Plan to increase the number of authorized shares to be issued under the Plan from 200,000 to 300,000.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following tables show, for the fiscal years ending December 31, 2000, 1999 and 1998, the cash and other compensation paid to or accrued by the Company for each executive officer whose total cash compensation exceeded $100,000 during fiscal 2000 in all capacities served, as well as information relating to option grants, option exercises and fiscal year end option values applicable to such persons.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation Awards
	Annual Compensation
						Securities Underlying Options(1)	All Other Compensation(2)
Name and Principal Position	Year	Salary		Bonus(1)
Curtis A. Sampson, Chief Executive Officer(3)(5)	2000 1999 1998	$ $ $	214,615 202,913 203,077	$ $	-0- 50,000 29,000	21,000 18,000 24,000	13,712 17,348
Jeffrey K. Berg, Executive Vice President and Chief Operating Officer	2000 1999 1998	$ $ $	147,115 125,867 122,308	$ $ $	55,000 31,250 25,500	15,000 15,000 21,000	9,957 12,324
Thomas J. Lapping, President and Chief Executive Officer JDL Technologies, Inc.	2000 1999	$ $	107,788 101,351	$ $	12,359 50,000	9,600 10,005	7,291
Daniel G. Easter, President and Chief Executive Officer Transition Networks, Inc.(5)	2000		$177,894		$55,000	8,400
C. S. Mondelli, (Former) President and Chief Operating Officer; (Former) President, Transition Networks, Inc.(4)	2000 1999 1998	$ $ $	186,449 161,967 10,833		$-0- 43,750 -0-	115,000	10,941

Note:
Certain columns have not been included in this table because the information called for therein is not applicable to the Company or the individual named above for the periods indicated.
(1)
Bonuses and stock option awards indicated for each year have generally been determined in the first three months of the following year and reflect the Compensation Committee's decisions after evaluation of the executive's performance and the Company's performance in the prior fiscal year. See "Compensation Committee Report" below.
(2)
All other compensation for Messrs. Sampson, Berg, Lapping, Easter and Mondelli consisted of Company contributions to the Company's 401(k) Plan and Employee Stock Ownership Plan.
(3)
Through fiscal 2000 Mr. Sampson devoted approximately 60% of his working time to the Company. The balance of his working time Mr. Sampson serves as Chairman and Executive Officer of Hector Communications Corporation, for which he is separately compensated.
(4)
Mr. Mondelli became an employee of the Company in December, 1998 when it acquired Transition Networks, Inc., where he served as President and CEO until he left the company in August 2000.
(5)
Mr. Easter was appointed President of Transition Networks, Inc., in September 2000. From July 1997 to September 2000, he served as Vice President of Sales and Marketing of Transition Networks, Inc.

(6)
In February 1998, pursuant to a Board of Director approval, the Company loaned Curtis A. Sampson and Jeffrey K. Berg, respectively, $93,881 and $84,375 to enable these individuals to exercise stock options granted by the Company. The loans were evidenced by a two-year promissory note bearing interest at 6.5% per annum and secured by the pledge of the securities acquired pursuant to the option exercise. The loan to Mr. Sampson was repaid. To enable Mr. Berg to exercise an additional stock option, the loan to Mr. Berg was renewed and restated to increase the amount of the loan to $85,000 and to increase the interest rate to 7%. The current loan to Mr. Berg is secured by 12,000 shares of the Company common stock and is payable on demand of the Company.
(7)
In October 1998 the Company loaned Mr. Berg $190,000 at an adjustable interest rate initially set at 6.5% per annum under a promissory note providing for bi-weekly payments of $600. The current balance of the loan is $181,543. The loan is secured by a mortgage on real estate.

OPTION GRANTS IN 2000

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2001
			Exercise Price Per Share	Expiration Date
Name					5%	10%
Curtis A. Sampson	21,000	6.2%	$18.56	4/10/05	$62,522	$180,964
Jeffrey K. Berg	15,000	4.4%	$16.88	4/10/05	$69,589	$154,460
Thomas J. Lapping	9,600	2.8%	$16.88	4/10/05	$44,710	$98,855
Daniel G. Easter	8,400	2.5%	$16.88	4/10/05	$39,121	$86,498

AGGREGATED OPTION EXERCISES IN 2000
AND YEAR-END OPTION VALUES

		Value Realized (Market Price at exercise less exercise price)			Value of Unexercised In-the-Money Options at FY-End (Based on 12/31/00 Price of $8.81/Shareholder)
			Number of Unexercised Options at 12/31/00
	Shares Acquired on Exercise
Name			Exercisable	Nonexercisable	Exercisable	Nonexercisable
Jeffrey K. Berg	12,000	$144,000	69,000	15,000	$0	$0
Daniel G. Easter	16,625	$116,485	14,975	42,800	$0	$0

COMPENSATION COMMITTEE REPORT

    The Compensation Committee appointed by the Company's Board of Directors has primary responsibility in regard to determinations relating to executive compensation and administration of the Company's stock option plans. All decisions by the Compensation Committee pertaining to the compensation of the Company's executive officers are reviewed and approved by the full Board. This report is submitted by those individuals serving on the Compensation Committee from January 1, 2000 to March 5, 2001.

Compensation Policies

    It is the objective of the Compensation Committee to pay compensation at levels which will attract, retain and motivate executives with superior leadership and management abilities and to structure the forms of compensation paid such that their interests will be closely aligned with achievement of superior financial performance by the Company. With these objectives in mind, the compensation currently paid to the Company's executive officers principally consists of three elements: base salary, bonus and periodic stock option awards.

Compensation Elements

    Base salaries of the Company's executive officers are generally established by reference to base salaries paid to executives in similar positions with similar responsibilities based upon publicly available compensation surveys and limited informal surveys by Compensation Committee members. Base salaries are reviewed annually. Adjustments to base salaries are determined by reference to individual and company performance having in mind both measurable financial factors, as well as subjective judgments by the Compensation Committee in regard to factors such as development and execution of strategic plans, changes in areas of responsibility and the development and management of employees. The Compensation Committee does not, however, assign specific weights to these various quantitative and qualitative factors in reaching its decisions.

    Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance. After year end results are available, the Committee determines each officer's bonus based on the Company's performance, as measured by such factors as growth in earnings per share, as well as the Compensation Committee's subjective assessment of individual performance in the executive's area of responsibility, but without assigning specific weight to the various qualitative and quantitative factors considered.

    Stock options are awarded to the Company's executives under the Company's 1992 Stock Plan. Stock options represent an additional vehicle for aligning management's and stockholders' interests, specifically motivating executives to remain focused on factors which will enhance the market value of the Company's common stock. If there is no price appreciation in the common stock, the option holders receive no benefit from the stock options, because options are granted with an option exercise price at least equal to the fair market value of the common stock on the date of grant.

Chief Executive Officer Compensation

    Mr. Curtis A. Sampson participates in the same executive compensation plans provided to other senior executives and is evaluated by the same factors applicable to the other executives as described above. Mr. Sampson's total cash compensation with respect to 2000 was $214,615 a decrease of 15% over total cash compensation related to 1999, principally reflecting that no bonus was awarded to Mr. Sampson for fiscal 2000. In addition, Mr. Sampson was granted options to purchase 21,000 shares of Company common stock with respect to 2000, compared to options covering 18,000 shares granted to Mr. Sampson for 1999. Because of his significant holdings of Company common stock, under applicable IRS rules, Mr. Sampson's options are priced at 110% of the market price on the date of grant. The salary and bonus compensation payable to Mr. Sampson for 2000 as compared to 1999 reflects the Committees' evaluation of Mr. Sampson and the Company's performance for the 2000 fiscal year when the Company posted a 2% increase in revenues compared to 1999 and experienced a 26% decrease in net income compared to 1999. The Compensation Committee believes, based upon their general knowledge of compensation paid to other chief executives and a review of published regional salary data (but without conducting a formal survey), that Mr. Sampson's total compensation is below that which could be reasonably justified in relation to the scope of his responsibilities and financial performance of the Company during the past several years.

Submitted by the Compensation Committee of the Board of Directors

        Edwin C. Freeman        Luella Gross Goldberg        Frederick M. Green         Wayne E. Sampson

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on May 18, 2000, a copy of which is attached to this Proxy Statement as Appendix A. Each of the current members of the Audit Committee is independent as defined by the NASDAQ listing standards. This report is submitted by those individuals serving on the Committee from January 1, 2000 to March 5, 2001.

    The Audit Committee held two meetings during fiscal year 2000. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company's independent accountants, Deloitte & Touche.

    During the meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Deloitte & Touche. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Deloitte & Touche also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Deloitte & Touche provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Deloitte & Touche.

    The Audit Committee considered whether the provision of information technology services and other non-audit services to the Company by Deloitte & Touche is compatible with maintaining the principal accountant's independence.

    Based on the discussions with management and Deloitte & Touche, the Audit Committee's review of the representations of management and the report of Deloitte & Touche, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors

        Paul J. Anderson        Wayne E. Sampson        Edward E. Strickland

THE PRECEDING REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "1934 ACT"), EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE 1933 ACT OR THE 1934 ACT.

PERFORMANCE GRAPH

    The following graph presents, at the end of each of the Company's last five fiscal years, the cumulative total return on the common stock of the Company as compared to the cumulative total return of the NASDAQ Stock Market Total Return Index (U.S. Companies), and NASDAQ Telecommunications Stock Total Return Index, assuming, in each case, the investment of $100 on the last business day before January 1, 1996 and the reinvestment of all dividends.

Comparison of Five-Year Cumulative Total Return

CERTAIN TRANSACTIONS

Transactions and Shared Management with Hector Communications Corporation

    The Company makes available to Hector Communications Corporation ("HCC") which prior to 1990 was a subsidiary of the Company certain staff services and administrative systems, such as payroll and pension plan administration, with the related costs and expenses being paid by HCC. In 2000 and 1999 HCC paid the Company $314,000 and $270,000, respectively, for such services, amounts which management believes are no less than the cost the Company incurred in connection with providing such services.

    Historically, two of the Company's executive officers, Curtis A. Sampson and Paul N. Hanson, have each devoted approximately 60% of their working time to the Company. Messrs. Sampson and Hanson devoted substantially all of the remainder of their working time to HCC, for which Mr. Sampson serves as Chairman and Chief Executive Officer and Mr. Hanson serves as a director and Treasurer. These officers are separately compensated by HCC for their services to HCC.

REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

    The Company's officers, directors and beneficial holders of 10% or more of the Company's securities are required to file reports of their beneficial ownership with the Securities and Exchange Commission on SEC Forms 3, 4 and 5. According to the Company's records, during the period from January 1, 2000 to December 31, 2000, officers, directors and ten percent beneficial holders of the Company filed all reports with the Securities and Exchange Commission required under Section 16(a) related to their beneficial ownership. To the best of the Company's knowledge, all such reports have been filed in a timely manner.

THE COMPANY'S AUDITORS

    Deloitte & Touche have been the auditors for the Company since 1982 and have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

Audit Fees

    The aggregate fees billed to the Company by Deloitte & Touche for professional services rendered for the audit of the Company's consolidated annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for fiscal year 2000 were $111,000.

All Other Fees

    Other than those fees listed above, the aggregate fees billed to the Company by Deloitte & Touche for fiscal year 2000, none of which were financial information systems design and implementation fees, were $77,650. This figure includes fees of $9,400 for audit-related services such as pension audits, statutory filings and accounting consultations, and fees of $68,250 for all non-audit services such as tax-related services. The Audit Committee determined that the non-audit services performed by Deloitte & Touche are not incompatible with maintaining Deloitte & Touche's independence with respect to the Company.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

    The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of Communications Systems, Inc. is expected to be held on or about May 16, 2002 and proxy materials in connection with that meeting are expected to be mailed on or about April 12, 2002. Shareholder proposals prepared in accordance with the Commission's proxy rules to be included in the Company's Proxy Statement must be received at the Company's corporate office, 213 South Main Street, Hector, Minnesota 55342, Attention: President, by December 15, 2001, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2002 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

    The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company and (ii) the nomination by shareholders of candidates for election as directors.

    Properly Brought Business.  The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Section 2.9 of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

    Shareholder Nominations.  The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Section 3.7 of the Company's Bylaws, which are available for inspection by shareholders as described above. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

OTHER MATTERS

    Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

    The Company is transmitting with this Proxy Statement its Annual Report for the year ended December 31, 2000. Shareholders may receive, without charge, a copy of the Company's 2000 Form 10-K Report as filed with the Securities and Exchange Commission by writing to Assistant Secretary, Communications Systems, Inc., 213 South Main Street, Hector, Minnesota 55342.

                      By Order of the Board of Directors,

                      Richard A. Primuth,
                       Secretary

Appendix A

COMMUNICATION SYSTEMS, INC.
AUDIT COMMITTEE CHARTER

Responsibilities and Authority

    The Audit Committee reports to the Board of Directors. Its primary focus is to assist the Board in fulfilling its responsibilities to shareholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of auditing relative to these activities. The Committee is granted the authority to investigate any activity of the Company and it is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities. In addition, the Committee will perform such other functions as assigned by law, the Company's Bylaws or the Board of Directors.

Membership

    The Committee shall be composed of not less than three members, appointed annually by the Board. The Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

Meetings

    The Committee shall meet at least four times a year. The agenda of each meeting will generally be prepared by the Chief Financial Officer or equivalent ("Finance Officer"), with input from the Committee Chairman and Committee members, and circulated to each member of the Committee prior to the meeting date. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

Specific Duties

  Relationship with Independent Accountant

  •
  The outside auditor is accountable to the Board of Directors. The Audit Committee shall provide for an open avenue of communications between the independent accountant and the Board and, at least once annually, meet with the independent accountants in private session.

  •
  As shareholder representatives, the Board of Directors shall exercise the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountant upon the recommendation of the Audit Committee. In connection with this duty, the Committee shall receive on an annual basis a written statement from the independent accountant detailing all relationships between the independent accountant and the Company, consistent with requirements of the Independence Standards Board. The Committee shall review services performed by the independent accountants, including the type and extent of non-audit services performed and the impact that these services may have on the public accountant's independence.

  •
  Review with the independent accountants (1) the proposed scope of their examination with emphasis on accounting and financial areas where the Committee, the accountants or management believe special attention should be directed; (2) results of their audit, including their opinion on the financial statements and the independent accountant's judgment on the quality, not just the acceptability, of the Company's accounting principles as applied in the financial statements;

    (3) their evaluation of the adequacy of the system of internal controls; (4) significant disputes, if any, with management; and (5) cooperation received from management in the conduct of the audit.

  Relationship with the Accounting Department

  •
  The Finance Officer is accountable to the Chairman of the Committee. The Audit Committee shall provide for an open avenue of communication between the Accounting Department and the Board and, at least once annually, meet with the Finance Officer in private session.

  •
  Review and concur in the appointment, replacement, reassignment or dismissal of the Finance Officer and review his/her independence from management.

  •
  Review the Accounting Department's mission, objectives and resources and its annual plan, including its coordination with the independent accountants.

  •
  Review the results of Internal Audit activities and its evaluation of the system of internal controls and discuss with the Finance Officer any difficulties encountered in the course of audits, including any restrictions on the scope of work or access to required information.

  Relationship with Management

  •
  Before publication, review the quarterly and annual financial statements and related footnotes with both management and the independent accountant.

  •
  Review any significant changes in accounting principles.

  •
  Review significant accounting, reporting, regulatory or industry developments affecting the Company.

  Other

  •
  Periodically review, with management and the Finance Officer, programs established to monitor compliance with the Company's [Code of Conduct], including the Foreign Corrupt Practice Act.

  •
  Discuss with management, the independent accountant and the Finance Officer any issues regarding significant risks or exposures and assess the steps management has taken to minimize such risk.

  •
  Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant or Internal Audit.

COMMUNICATIONS SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2001

   The undersigned hereby appoints Curtis A. Sampson, Edwin C. Freeman, and Luella Gross Goldberg, or any of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Communications Systems, Inc., to be held May 17, 2001 at 3:00 p.m. Central Daylight Time at Transition Networks, Inc., 6475 City West Parkway, Eden Prairie, Minnesota 55344, or at any adjournments thereof, hereby revoking all former proxies. The undersigned said proxies to vote as follows:

1. Election of Directors for terms expiring at the Company's 2004 Annual Shareholders Meeting.

/ /	WITH AUTHORITY to vote for all nominees listed below and to amend the Company's Bylaws to reduce the size of the Board of Directors to eight (8) directors (except as indicated to the contrary)	/ /	WITHOUT AUTHORITY to vote for nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

Curtis A. Sampson                     Gerald D. Pint

2. Approval of an amendment to the Company's 1990 Stock Option Plan for Nonemployee Directors to increase the number of shares authorized to be issued under such plan by 100,000 to 300,000.

/ / FOR                     / / AGAINST                      / / ABSTAIN

(Continued and to be signed on reverse side)

(Continued from previous side)

3. In their discretion upon any matters coming before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS SUMMARIZED ON THE REVERSE SIDE OF THIS CARD AND THE APPROVAL OF THE AMENDMENT TO THE DIRECTOR OPTION PLAN.
Dated	, 2001

Signature

Signature if held jointly
Please date and sign exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

QuickLinks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS PROPOSAL 1
PROPOSAL 2 APPROVAL OF AN INCREASE IN AUTHORIZED SHARES UNDER THE COMPANY'S 1990 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION
THE COMPANY'S AUDITORS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS
COMMUNICATION SYSTEMS, INC. AUDIT COMMITTEE CHARTER